                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37809) and related Prospectus of First Midwest Bancorp, Inc. for the registration of 1,520,611 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of First Midwest Bancorp. Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

    Chicago, Illinois
    March 2, 1998